Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UGI Corporation 2021 Incentive Award Plan of our reports dated November 20, 2020, with respect to the consolidated financial statements of UGI Corporation and the effectiveness of internal control over financial reporting of UGI Corporation, included in its Annual Report (Form 10-K) for the year ended September 30, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, PA
February 4, 2021